                                EXHIBIT (23)(e)
                                ---------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Boatmen's Bancshares, Inc. Form S-4 of our report dated March 11, 1993 on the consolidated financial statements of Western National Bancorporation, Inc. as of December 31, 1992 and 1991 and for the years ended December 31, 1992, 1991 and 1990 included in Fourth Financial Corporation's December 31, 1994 Form 10-K.


                                /s/ ARTHUR ANDERSEN LLP

                                    ARTHUR ANDERSEN LLP

Tulsa, Oklahoma
November 7, 1995